UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2025 (September 18th, 2025)

Cuentas, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

235 Lincoln Rd., Suite 210

Miami Beach, FL

(Address of principal executive offices)

33139

(Zip Code)

305-537-6832

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CUEN	OTC

Warrants, each exercisable for one share of Common Stock	CUENW	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

World Mobile financings (Sept. 22 and Oct. 1, 2025).

On September 22, 2025 and October 1, 2025, Cuentas, Inc. (the “Company”) entered into two Convertible Note Purchase Agreements with World Mobile Group Ltd. (the “Investor”) for aggregate principal of $385,000 (the “WM Notes”). The first agreement provided for $260,000 of notes (Sept. 22, 2025) and the second provided for $125,000 of notes (Oct. 1, 2025). The WM Notes are convertible into shares of the Company’s common stock pursuant to their terms. Closings occurred on the agreement dates. As conditions to closing, the Company agreed to deliver an irrevocable transfer-agent instruction letter and to provide a customary reserve of shares for conversions. The September 22 agreement also provides the Investor the right to designate one director to the Company’s board so long as the Investor and its affiliates beneficially own at least 5% of the Company, and it grants certain protective approval rights tied to covenants and event-of-default actions under the notes. The Company agreed to use part of the proceeds to (i) pay $110,000 to Michael De Prado in connection with his separation, and (ii) fund professional fees to bring SEC reporting current; the October 1 agreement states proceeds will be applied to the “Plum Contract.”

Separation and financing arrangements with Michael De Prado (Sept. 18, 2025).

On September 18, 2025, the Company and Mr. De Prado executed a Confidential Separation Agreement and related financing documents. In connection with his departure, the Company agreed to pay $110,000 in cash and issued two secured promissory notes to Mr. De Prado: (i) Note One in the principal amount of $473,000, bearing interest at 2.0% per annum, maturing upon the earlier of (A) a qualified financing of at least $2,000,000 or (B) one year from issuance (default interest 18%); and (ii) Note Two in the principal amount of $200,000, maturing on the first anniversary of issuance, with the holder’s exclusive option at maturity to require either cash payment of all outstanding principal and accrued interest or the transfer by the Company, via certificate of sale, of all non-telecom/MVNO assets that comprise the Company’s Fintech division (no cash interest unless default; 8% default interest). Each De Prado note is secured by a first-priority security interest in the Company’s Fintech (non-MVNO) assets pursuant to separate security agreements. Mr. De Prado has the right to convert up to 50% of his $473,000 note to CUEN shares at $0.42 per share.

Fintech license.

Also on September 18, 2025, the Company entered into a 16-month license with Mr. De Prado granting use and access to the Fintech assets (as detailed in Schedule A) with those assets to be held in escrow by AM Law until the Note Two option is exercised. MVNO assets are expressly excluded. The various agreements with Mr. Michael De Prado were signed on September 18, 2025 but were not fully consummated until October 21, 2025 upon the release of the deliverables from escrow by the escrow agent.

Insider and advisor notes (Oct. 17, 2025).

On October 17, 2025, the Company issued three additional unsecured convertible promissory notes: (i) a note to Shalom Arik Maimon (CEO) in the principal amount of $586,087.62; (ii) a note to Schulman in the principal amount of $112,900.11; and (iii) a note to AM Law in the principal amount of $308,000. Each bears interest at 2% per annum with 6% default interest and is voluntarily convertible at the holder’s option into common stock at $0.42 per share; the notes also provide piggyback registration rights. Shalom Arik Maimon has issued an order to the Transfer Agent to convert 50% of his $586,087.62 note, equal to $293,043.81 to CUEN common shares at $0.42 per share, yielding 697.723 common share of CUEN. AM Law has issued an order to the Transfer Agent to convert 50% of its $308,000 note, equal to $154,000 to CUEN shares at $0.42 per share, yielding 366,666 common share of CUEN.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s obligations under the WM Notes (aggregate principal $385,000, convertible pursuant to their terms) constitute direct financial obligations of the Company as of September 22, 2025 and October 1, 2025, respectively.

The De Prado Note One ($473,000, 2% cash interest; optional conversion at $0.42 per share; piggyback rights) and Note Two ($200,000, no cash interest unless default; 8% default) are secured by first-priority liens on the Company’s Fintech (non-MVNO) assets under separate security agreements. The security agreements restrict further liens, require perfection and maintenance of the security interest, and provide UCC remedies upon default.

On October 17, 2025, the Company also became obligated under the three unsecured notes issued to Mr. Maimon, Schulman and AM Law described under Item 1.01 above (each 2% interest; 15% interest in case of default; optional conversion at $0.42 per share; piggyback rights).

Item 3.02. Unregistered Sales of Equity Securities.

The WM Notes (aggregate principal $385,000) and the three October 17, 2025 convertible notes referenced above were issued in transactions not involving a public offering. The Company relied on the exemptions from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D. The Investor and the noteholders represented to the Company that they are sophisticated and/or “accredited investors,” and the transactions did not involve general solicitation. Any shares of common stock issuable upon conversion of the notes have not been registered and may not be offered or sold in the United States absent registration or an applicable exemption. ￼ ￼

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2025, the Company and Michael De Prado entered into a Confidential Separation Agreement. On October 21, 2025, Mr. De Prado resigned as President, Executive Vice Chairman and Chief Financial Officer. In connection with his separation, the Company agreed to pay $110,000 in cash and issued the two secured notes described in Item 2.03 above. The Separation Agreement includes customary mutual releases, confidentiality and non-disparagement provisions.

Mr. De Prado stated “This decision is made on the most amicable of terms, and I would like to emphasize that there are no disagreements or disputes between myself, management, the Board, or our Auditors. I have greatly valued my time with Cuentas Inc. and am proud of the contributions I have made toward the company’s growth and success. Working alongside such a dedicated and professional team has been an honor. I am proud to have co-founded Cuentas and to have contributed meaningfully to its vision, foundation, and growth. As I transition into a new professional capacity, I remain fully supportive of the company’s continued progress and am confident in its future success. I look forward to seeing Cuentas achieve new milestones for its shareholders and stakeholders, and I will continue to champion its mission in my ongoing new role as a substantial shareholder and it’s co-founder”.

Shalom Arik Maimon will serve as Interim Chief Financial Officer, effective immediately. The Board will commence a search initiative to identify qualified CFO candidates to present to the BOD for consideration and approval.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.11	Cuentas-World Mobile Convertibile Note Purchase Agreement One
10.12	Cuentas-World Mobile Convertibile Note Purchase Agreement Two
10.13	Cuentas – Michael De Prado Separation Agreement
10.14	Cuentas – Michael De Prado Secured Promissory Note One
10.15	Cuentas – Michael De Prado Security Agreement Note One
10.16	Cuentas – Michael De Prado Secured Promissory Note Two
10.17	Cuentas – Michael De Prado Security Agreement Note Two
10.18	Cuentas – Michael De Prado Licensing Agreement
10.19	Cuentas – Michael De Prado Allonge to Secured Promissory Note
10.20	Cuentas –Promissory Notes to AM Law
10.21	Cuentas –Promissory Notes to Shalom Arik Maimon
10.22	Cuentas –Promissory Notes to Matt Schulman
10.23	Cuentas –Notice of Conversion - Arik Maimon
10.24	Cuentas –Notice of Conversion - AM Law
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: October 23, 2025	By:	/s/ Shalom Arik Maimon
Shalom Arik Maimon
Chief Executive Officer

3